UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

1-12340

(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

On January 29, 2015 Keurig Green Mountain, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) in Essex, Vermont.  As of the record date of December 1, 2014, there were 162,061,810 shares outstanding and entitled to notice of and to vote at the Annual Meeting.  The matters voted upon at the Annual Meeting and the final results of the voting are set forth below.

Proposal I — Election of Directors

Stockholders approved the election of Brian P. Kelley, Robert A. Steele and José Octavio Reyes Lagunes as Class I directors to serve a three-year term expiring at the Company’s Annual Meeting in 2018.

	For	Withheld	Broker Non-Votes
Brian P. Kelley	126,790,462	452,683	19,427,606

Robert A. Steele	126,886,324	356,821	19,427,606

José Octavio Reyes Lagunes	126,920,440	322,705	19,427,606

Proposal II — Advisory Vote on Executive Compensation of Named Executive Officers

Stockholders approved, on an advisory basis, the Company’s compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 12, 2014 (the “Proxy Statement”).

For	Against	Abstain	Broker non-votes
125,554,773	1,481,102	207,263	19,427,613

Proposal III — Ratification of Independent Registered Public Accountants for Fiscal Year 2015

At the Annual Meeting, stockholders ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accountants for its 2015 fiscal year.

For	Against	Abstain
145,894,615	665,783	110,353

For more information about the foregoing proposals, see the Company’s Proxy Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Michael J. Degnan
Michael J. Degnan Chief Legal Officer, Corporate General Counsel and Secretary

Date: February 2, 2015

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